PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

EXHIBIT-10.2

Resolutions of the Board of Directors of First Merchants Corporation

BE IT RESOLVED that effective October 1, 2017, the Board, acting on a recommendation from Conduent Human Resources Services, unanimously approved the following fees to be paid to the members of the Board of Directors for their service on the Board and Board Committees:
Annual retainer of $95,000 ($10,000 increase)
Board Chairman retainer of $50,000 ($15,000 increase)
Audit Committee Chairman retainer of $15,000 ($5,000 increase)
Compensation and Human Resources Committee Chairman retainer of $10,000 (Chairman Charles Schalliol has elected not to accept this fee)
Risk and Credit Policy Committee Chairman retainer of $10,000 ($5,000 increase)
Nominating and Governance Committee Chairman retainer of $7,500 ($2,500 increase)
Risk and Credit Policy Committee member retainer of $5,000 (no change)
All non-employee Director compensation would continue to be paid 3/8 in cash and 5/8 in FMC stock.  After further discussion, the Board voted unanimously to approve the recommendations.
Dated: August 10, 2017